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                                                                     Exhibit (n)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of Van Kampen Dynamic Credit Opportunities Fund:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-141816 of Van Kampen Dynamic Credit Opportunities Fund on Form N-2 of our report dated May 17, 2007, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL
May 21, 2007